Exhibit 8.1
[DEWEY BALLANTINE LLP LETTERHEAD]
January 18, 2007
To the Addressees Listed
  On Schedule One Attached Hereto
          Re:      AmeriCredit Automobile Receivables Trust 2007-A-X
Ladies and Gentlemen:
          We have acted as tax counsel to AmeriCredit Financial Services, Inc., a Delaware corporation (“AmeriCredit”), AFS SenSub Corp., a Nevada corporation (“AFS SenSub”), AmeriCredit Corp., a Texas corporation (“AmeriCredit Corp.”) and AmeriCredit Automobile Receivables Trust 2007-A-X (the “Issuer”), as to certain matters in connection with the issuance of the $217,000,000 Class A-1 5.3146% Asset Backed Notes, $348,000,000 Class A-2 5.29% Asset Backed Notes, $248,000,000 Class A-3 5.19% Asset Backed Notes, and $387,000,000 Class A-4 Floating Rate Asset Backed Notes (collectively, the “Notes”) which will be issued pursuant to an Indenture (the “Indenture”) dated as of January 9, 2007 between the Issuer and Wells Fargo Bank, National Association (the “Trustee” and the “Trust Collateral Agent”) and the certificate (the “Certificate”) which will be issued pursuant to a Trust Agreement dated as of December 5, 2006, as amended and restated as of January 9, 2007 (the “Trust Agreement”) between AFS SenSub and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”). Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Indenture.
          The term “Prospectus” means, together, the Base Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement. The term “Base Prospectus” means the prospectus dated April 28, 2006, included in the Registration Statement. The term “Registration Statement” means (i) the Registration Statement on Form S-3 (No. 333-130439), including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 12 of Form S-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Notes. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement dated January 8, 2007 specifically relating to the Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations and as supplemented by the free writing prospectus entitled “Supplement, dated January 9, 2007 (subject to completion) to Prospectus Supplement, dated January 8, 2007 (subject to completion) to Prospectus, dated April 28, 2006” that was used in connection with the offering of the Notes and was filed with the Commission on January 10, 2007. The term “Prospectus Supplement” means the prospectus supplement dated January 10, 2007 specifically relating to the Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations.
          As tax counsel, we have reviewed such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below, including the Sale and

To the Addressees Listed
   On Schedule One Attached Hereto
January 18, 2007

Servicing Agreement dated as of January 9, 2007 among the Issuer, AmeriCredit, AFS SenSub and Wells Fargo Bank, National Association, as Backup Servicer and Trust Collateral Agent, the Prospectus, the Indenture, the Trust Agreement and other documents and matters of fact and law as we have deemed necessary for purposes of rendering the opinions set forth below. In addition, in conducting our analysis, we have relied on certain representations made to us by AmeriCredit and the Underwriters.
          We have examined the question of whether the Notes issued under the Indenture will constitute indebtedness for federal income tax purposes. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service (the “IRS”).
          In general, whether a transaction constitutes the issuance of indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not a transaction constitutes the issuance of indebtedness for federal income tax purposes, which we have reviewed as they apply to this transaction.
          Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:
     (1) The Notes will be characterized as indebtedness because: (i) the characteristics of the transaction strongly indicate that, in economic substance, the transaction is the issuance of indebtedness; (ii) the form of the transaction is an issuance of indebtedness; and (iii) the parties have stated unambiguously their intention to treat the transaction as the issuance of indebtedness for tax purposes.
     (2) Assuming compliance with the terms of the Trust Agreement and the related documents, the Issuer will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.
     (3) The statements in the Prospectus under the heading “Material Federal Income Tax Consequences,” as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.
          Except for the opinion set forth above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. This opinion is for the benefit of the addressees hereof, and it may not be relied on by any party

To the Addressees Listed
   On Schedule One Attached Hereto
January 18, 2007

without our expressed consent in writing. We express no opinion on any matter not discussed in this letter, and we undertake no obligation to update the opinion contained herein after the date hereof.

          Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties. Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours,
/s/ Dewey Ballantine LLP

SCHEDULE ONE
AmeriCredit Financial Services, Inc.
AmeriCredit Automobile Receivables
  Trust 2007-A-X
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
AFS SenSub Corp.
2265 B Renaissance Drive, Suite 17
Las Vegas, Nevada 89119
Barclays Capital Inc.
200 Park Avenue, 5th Floor
New York, New York 10166
J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York 10017
Lehman Brothers Inc.
745 Seventh Avenue, 7th Floor
New York, New York 10019
UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Wachovia Capital Markets, LLC
One Wachovia Center
301 S. College Street, NC0610
Charlotte, North Carolina 28288
Wells Fargo Bank, National Association,
  as Trustee, Backup Servicer and
  Trust Collateral Agent
Sixth Street and Marquette Avenue,
MAC N9311-161
Minneapolis, Minnesota 55479
Wilmington Trust Company,
  as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890
Wachovia Bank, National Association
301 S. College Street, NC0600
Charlotte, North Carolina 28202-0600
Standard & Poor’s, A Division of
  The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Fitch, Inc.
One State Street Plaza
New York, New York 10004
XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, New York 10020
Deloitte & Touche USA LLP
Two World Financial Center, 15th Floor
225 Liberty Street
New York, New York 10281-1414